Exhibit 99.1

Byrna Technologies Expands Product Line with the Acquisition of Ballistipax Assets

Conducts “Learn Safe” Training Program at a Public School in Texas

ANDOVER, MA (AUGUST 19, 2021) — Byrna Technologies Inc. (“Byrna” or “the Company”) (Nasdaq: BYRN) today announced that it has acquired the assets of Ballistipax®, a developer of single-handed rapidly deployable bulletproof backpacks. As part of the transaction, Byrna has acquired several Ballistipax trademarks, two patents, finished goods and raw materials inventory, as well as other assets. Byrna funded the acquisition with cash on hand. Terms of the transaction were not disclosed.

“This tuck-in transaction is another step in our strategy to drive growth through the expansion of our product line and our brand presence in the non-lethal self-defense space,” stated Bryan Ganz, CEO of Byrna. “Moreover, the Ballistipax product line is an excellent fit for the Byrna portfolio because it has the sole purpose of saving lives, consistent with our company’s mission. These backpacks are intended for use in active shooter situations, which unfortunately have become all too common in the U.S. and around the world. Ballistipax enables an individual to survive such a situation, and help others survive as well.”
Byrna Shield

Mr. Ganz continued, “We believe that Ballistapax products will have strong appeal with the approximately 150,000 members of Byrna Nation as well as other consumers and security professionals looking for a discrete way to have access to full body armor without overtly wearing a tactical bulletproof vest.

“We will be offering these protective backpacks under the “Byrna Shield” product name. The Byrna Shield will be offered in three configurations: (1) with a bleeding control kit (but without ballistic armor, for consumers that have their own armor); (2) with the bleeding control kit and with Ballistipax Level IIIA protective soft armor designed to stop multiple rounds fired from a handgun; and (3) with a bleeding control kit and with Ballistipax Level III+ protective hard armor designed to stop multiple rounds fired from a rifle. All packs will come with a mounting system allowing users to have their Byrna or similarly sized handgun mounted to the front protective plate for easy access when the pack is deployed. The Byrna Shield will have an MSRP ranging from $339 to $899.

“We also plan to include the Byrna Shield in our ‘Learn Safe’ school safety offering and training program. By training and equipping School Resource Officers with a pack that quickly converts into full body armor and comes with a Byrna HD and a bleeding control kit, we believe school resource officers will be trained and equipped to stop a threat from an active shooter and attend to injured individuals without firing a lethal round in the school setting. Today we understand that most school resource officers are armed with only a lethal firearm, which they are unable to fire in a crowded and chaotic school setting. By providing them with a non-lethal weapon and the body armor necessary to confront a school shooter, we believe for the first time they will have the tools necessary to avert these terrible tragedies and to save lives.

“Along those lines, I am pleased to announce that we conducted our first ‘Learn Safe’ school training program for a public school district on August 16th in Clute, Texas when we trained 25 school law enforcement officers. As part of the program, Byrna provided training for enhanced understanding and support of adolescent development, student mental health, social/emotional learning, positive behavior supports, and behavioral threat assessment, as well as training on the use of a safe and reliable, non-lethal protective tool to effectively deter, disorient, and disarm an active shooter or other violent attacker on campus. The law enforcement officers were also trained specifically on how to use and maintain their Byrna launcher. We look forward to continuing to work with school districts to implement an effective and reliable system that provides successful and sustainable outcomes.”

Byrna plans to commence sales of the “Byrna Shield” on the Company’s e-commerce site, www.byrna.com, starting this weekend. Once the Company is able to build inventory, the Byrna Shield will be offered through Byrna’s network of authorized dealers.

Mr. Ganz concluded, “We look forward to incorporating the Ballistipax products into the Byrna product portfolio, and continuing our important work on our ‘Learn Safe’ initiative.”

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products visit the Company's e-commerce store.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", “projects”, "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might", "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to Ballistipax's significance to Byrna's growth strategy, the effectiveness of Ballistipax products and technology and intellectual property and the ability of expected customers to use these items, the diversification of Byrna's revenue stream, the reception of Byrna's products by Byrna’s customer base and the Company's plans to pursue similar relationships in the future. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect anticipated events and outcomes and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to production or supply chain issues or pandemic related delays or constraints that delay or interfere with the production or sale of Ballistapax products by Byrna and events or factors that may negatively affect the demand for the Company's products including competitors' introduction or marketing of new or superior products. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that all risks cannot be anticipated and any list of risks may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A Risk Factors in our most recent Form 10-K, Part II, Item 1A Risk Factors in our most recent Form 10-Q and subsequent filings with the Securities and Exchange Commission (“SEC”), and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607

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